SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934




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Filed by a Party other than the Registrant 	 [ ]



Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12




Bullfinch Fund, Inc.
(Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:
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                                                December 17, 2008

BULLFINCH FUND, INC.
3909 Rush Mendon Road
Mendon, New York 14506
1-585-624-3150
1-888-BULLFINCH




NOTICE OF SPECIAL SHAREHOLDER MEETING TO BE HELD
December 29, 2008

Notice is hereby given that a Special Meeting of Shareholders of the Bullfinch Fund, Inc. will be held December 29, 2008, at 10:00 AM. This meeting will be conducted at the office of Bullfinch Fund, Inc. located at 3909 Rush
Mendon Road, Mendon, New York 14506 for the following purposes:

1 - To elect eight directors to serve until the next Annual Meeting or until their successors are elected and qualified.

2 - To ratify the appointment of Rotenberg & Company, Certified Public Accountants as the Fund's independent accountants for the fiscal year ending October 31, 2006.

3 - To ratify the change of the Fund's fiscal year to October 31.

4 - To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business December 16, 2008 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.




IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY. PROMPT RETURN OF THE PROXY WILL BE APPRECIATED.






















PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
December 29, 2008

Enclosed herewith is a Notice of Special Meeting of Shareholders of the Bullfinch Fund, Inc. (the "Fund") and a Proxy form solicited by the Board of Directors of the Fund. The Proxy may be revoked at any time before it is exercised either by mailing a written notice to the Fund, submitting a Proxy dated later than the original Proxy, or by voting in person at the Special

Meeting. Any shareholder attending the Special Meeting may vote at the Meeting whether or not he or she has previously filed the Proxy.

You are requested to insert your instructions on the enclosed Proxy and then sign, date, and return it. The cost of soliciting Proxies will be borne by the Fund. You may also vote by telephone by calling either (585) 624-3150 or 1-888-BULLFINCH.

There is only one class of capital stock of the Fund with equal voting rights. On December 16, 2008, the date of record, there were 197 shareholders and 471,475.147 shares outstanding. In all matters each share has one vote per share and fractional shares will have an equivalent fractional vote.

The Fund will furnish, without charge, a copy of the Annual Report (6/30/08) and / or Semi-Annual Report (12/31/07). The Annual Financial Statements are

enclosed with this mailing. All other requests should be made to the following address or phone number: BULLFINCH FUND, INC., 3909 Rush MENDON ROAD, MENDON, NEW YORK 14506, (585) 624-3150, 1-888-BULLFINCH

PROPOSAL #1 ELECTION OF DIRECTORS
There are eight (8) current directors and all consent to continue to serve, if so elected, until the next Annual Meeting of Shareholders or until a successor is duly elected and qualifies. The directors/officers of the Fund are:

NAME, AGE                POSITON(S)    TERM OF OFFICE        PRINCIPLE        NUMBER OF        OTHER
ADDRESS                  HELD WITH     AND LENGTH OF      OCCUPATION(S)      PORTFOLIOS  DIRECTORSHIPS
                    FUND         TIME SERVED        DURING PAST         IN FUND       HELD BY
                                                             5 YEARS           COMPLEX       DIRECTOR
                                                                             OVERSEEN BY
                                                                              DIRECTOR
-----------------------------------------------------------------------------------------------------

                                           INTERESTED PERSONS*
Christopher Carosa, 48  President;      Term of Office:  President, Founder       2            N/A
  2 Lantern Lane        Director;       N/A              Carosa, Stanton &
  Honeoye Falls,        Chairman of     Length of Time   DePaolo Asset
  New York 14472        Board; Chief    Served:          Management, LLC;
                        Compliance      Since 1997       President, Director
                        Officer                          and Chairman of the
                                                         Board, Bullfinch Fund, Inc.

Gordon Stanton, 50      Vice-President; Term of Office:  Vice-President, Founder       2            N/A
  17 East 96 St.        Director;       N/A              Carosa, Stanton &
  Apt 7C                                Length of Time   DePaolo Asset
  New York,                             Served:          Management, LLC;
  NY  10128                             Since 1997       Vice-President,
                                                         and Director,
                                                         Bullfinch Fund, Inc.;
                                                         Associate, Brown Harris

                                                         Stevens Residential

Terrance B. Mulhern, 47 Vice-President  Term of Office:  Executive Vice-President           2            N/A
  169 Church Street                     N/A              Carosa, Stanton &
  Victor,                               Length of Time   DePaolo Asset
  NY  14564                             Served:          Management, LLC;
                                        Since 2003       Vice-President,
                                                         Bullfinch Fund, Inc.;
                                                         Senior Vice-President,
                                                         Clover Capital;

Bradford L. McAdam, 52  Vice-President  Term of Office:  Vice-President           2            N/A
  7109 Chili-Riga Ctr Rd                N/A              Carosa, Stanton &
  Churchville,                          Length of Time   DePaolo Asset
  NY  14428                             Served:          Management, LLC;
                                        Since 1998       Vice-President,
                                                         Bullfinch Fund, Inc.

Betsy Kay Carosa, 48    Corporate       Term of Office:  Office Manager           2            N/A
  2 Lantern Lane        Secretary       N/A              Carosa, Stanton &
  Honeoye Falls,                        Length of Time   DePaolo Asset
  NY  14472                             Served:          Management, LLC;
                                        Since 1997       Corporate Secretary,
                                                         Bullfinch Fund, Inc.

                                           INDEPENDENT DIRECTORS

Thomas M. Doeblin, 49   Director;       Term of Office:  Teacher                    2            N/A
  73 San Gabriel Drive  Audit           N/A              Pittsford-Mendon High
  Rochester,            Committee       Length of Time   School
  NY  14610                             Served:
                                        Since 2006

John P. Lamberton, 48   Director        Term of Office:  Founder, General Partner   2            N/A
  143-49 38th Ave, 3rd Floor            N/A              Cape Bojador Capital
  Flushing,                             Length of Time   Management; Managing
  NY   11354                            Served:          Director, HSBC
                                        Since 2003       Securities

William E.J. Martin, 48 Director        Term of Office:  Director of Sales        2            N/A
  4410 Woodlawn Ave. N                  N/A              Aecon Buildings, Inc.;
  Seattle,                              Length of Time   Project Manager,
  WA  98103                             Served:          American Home Builders;
                                        Since 1997       Senior Project Manager,
                                                         Mego Construction

Bryan D. Hickman, 64    Director        Term of Office:  President                2            N/A
  6288 Bobble Hill Road Audit           N/A              Coach & Equipment
  Naples,               Committee       Length of Time   Manufacturing Co.
  NY 14512-9700                         Served:
                                        Since 2008



Lois Niland, 57         Director        Term of Office:  Marketing Consultant     2            N/A
  33 Oak Meadow Trail                   N/A              Complemar Partners;
  Pittsford,                            Length of Time   President, Icon Design;
  NY  14534                             Served:          General Manager, Xerox
                                        Since 2006

Michael W. Reynolds, 48 Director        Term of Office:  President                2            N/A
  105 Dorchester Road   Audit           N/A              Reynolds & Company
  Buffalo,              Committee       Length of Time
  NY  14213                             Served:
                                        Since 2000




Name                    Dollar Range of       Fund Shares Owned    Percentage
                        Equity Ownership of   as of 12/16/08        Ownership
                        Fund as of 12/16/08                       as of 12/16/08

Independent Directors
Thomas M. Doeblin	     $10,001.- $50,000.         1,658.733            0.35%
John P. Lamberton	     $50,001.-$100,000.         6,832.645            1.44%
William E.J. Martin   $1.- $10,000.                803.983            0.17%
Bryan D. Hickman      $10,001.- $50,000.         1,022.495            0.22%
Lois Niland           $10,001.- $50,000.           688.273            0.15%
Michael W. Reynolds   $10,001.- $50,000.         1,086.476            0.23%


Interested Directors
Christopher Carosa*   $50,001.-$100,000.**       9,409.783**          2.01%**
Gordon R. Stanton*    Over $100,000.            12,134.959            2.56%

* Directors of the Fund who would be considered "interested persons" as defined by the Investment Company Act of 1940. Mr. Carosa and Mr. Stanton are interested persons insofar as they officers and owners of the Fund's Investment Adviser.

** Christopher and Betsy K. Carosa own 4,318.560 shares jointly in the Unre-stricted Series, 1,456.709 in each of their respective ROTH IRA's in the Western New York Series, and 2,177.805 in the Unrestricted Series in Betsy's IRA.

MEETING ATTENDANCE
The Board held four meetings in the fiscal year ending June 30, 2008 and all incumbent directors attended at least 75% of those meetings.


REMUNERATION OF DIRECTORS AND OFFICERS
The Fund paid $400 to each of the independent directors, for fiscal year ending June 30, 2008. The Fund intends to pay $400 to each of the independent directors for fiscal year 2009. Mr. Carosa and Mr. Stanton receive benefit from the investment advisory fees payable to Carosa, Stanton & DePaolo Asset Management, LLC; therefore, they do not receive director's fees. This practice will continue as long as his firm acts as the Investment Adviser.


Name                    Aggregate     Pension or       Estimated   Total
                        Compensation  Retirement       Annual      Compensation
                        From Fund     Benefits as      Benefits    From Fund
                        in 2008       Part of Fund     Upon        in 2008
                                      Expenses in 2008 Retirement
Independent Directors
Thomas M. Doeblin      $  400.00      $0.00            $0.00       $  400.00
Bryan D. Hickman*      $    0.00      $0.00            $0.00       $    0.00
John P. Lamberton      $  400.00      $0.00            $0.00       $  400.00
William E. J. Martin   $  400.00      $0.00            $0.00       $  400.00
Michael J. Morris**    $  400.00      $0.00            $0.00       $  400.00
Lois Niland            $  400.00      $0.00            $0.00       $  400.00
Michael W. Reynolds    $  400.00      $0.00            $0.00       $  400.00

Interested Directors
Christopher Carosa      $    0.00     $0.00            $0.00       $    0.00
Gordon R. Stanton       $    0.00     $0.00            $0.00       $    0.00

* Mr. Hickman did not join the Board until August 2008
** Mr. Morris has decided not to seek reelection to the Board.

AUDIT COMMITTEE
The Audit Committee of the Board currently consists of Thomas M. Doeblin, Michael J. Morris, and Michael W. Reynolds, none of whom is an "interested person" of the Fund. Each member of the Audit Committee also is an "independent" member, as that term is defined by the New York Stock Exchange's listing standards. The Audit Committee meets on an annual basis. The Audit Committee reviews the financial reporting process, the system of internal control, the audit process, and the Fund's process for monitoring compliance with investment restrictions and applicable laws and regulations.


NOMINATING COMMITTEE
The Fund does not have a nominating committee. The entire Board participates in any discussions regarding new or replacement directors in accordance with the Fund's By-Laws, which state the minimum number of directors shall be three and not more than fifteen (the Board wishes to leave vacancies should the Fund Board require expertise it currently doesn't possess, so this proxy cannot be used to vote for more than the nominated directors). While the Board does not have a formal "Nominating Committee Charter", among the criteria considered in any new directors has been their ability to add value to Board discussion and their benefit to broaden the Board's scope to further benefit shareholders. Specifically, they have brought diversity in business experience, as well as direct experience in Western New York and the financial industry.



REQUIRED VOTE
The presence in person or by proxy of one-third of the Fund's outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Shareholders have one vote, per each share they own, for each of the eight directors. All Proxies returned to the Fund, except those specifically marked to indicate abstention will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.



PROPOSAL #2 - RATIFICATION OR REJECTION OF SELECTION OF AUDITORS
Your Board of Directors has selected Rotenberg & Company, CPA's, to audit and certify financial statements of the Fund for the year 2008. In connection with the audit function, Rotenberg & Company will review the Fund's Annual Report to Shareholders and the Fund's filings with the Securities and Exchange Commission.

The Board of Directors has used a regular procedure to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process, the Board of Directors considers whether the performance of each professional service is likely to affect the independence of Rotenberg & Company. No partners of Rotenberg & Company have any direct or indirect financial interest in the Fund. During the fiscal year ended June 30, 2008, and up to the date of this Notice, with the exception of annual tax filing services, Rotenberg & Company has not provided any non-auditing services to the Fund.

Set forth in the table below are audit fees and non-audit related fees billed to the Fund by Rotenberg & Company for professional services received during and for the Fund's fiscal years ended June 30, 2007 and 2008, respectively.

FISCAL YEAR ENDED                  AUDIT-RELATED
    JUNE 30,        AUDIT FEES         FEES        TAX FEES     ALL OTHER FEES
-----------------   ----------     -------------   --------     --------------
      2007            $ 9,600           $0           $2,000            $0
      2008            $10,000           $0           $2,000            $0


A representative of Rotenberg & Company will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the president of the Fund.



REQUIRED VOTE
The presence in person or by proxy of one-third of the Fund's outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Shareholders have one vote, per each share they own, for Proposal #2. All Proxies returned to the Fund, except those specifically marked to indicate abstention will be cast in favor of Proposal #2. A majority of the votes cast, when a quorum is present, will be required to elect each director.

PROPOSAL #3 - RATIFICATION OR REJECTION TO MOVE FISCAL YEAR END TO OCTOBER 31

Your Board of Directors has determined that the Fund should move its fiscal year end to October 31.

The Board of Directors feels a fiscal year end date of October 31 is more appropriate given the federal and state regulatory requirements concerning the payment of dividends. By moving the date from June 30 to October 31, the Fund can more easily manage dividend payments.

REQUIRED VOTE
The presence in person or by proxy of one-third of the Fund's outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Shareholders have one vote, per each share they own, for Proposal #3. All Proxies returned to the Fund, except those specifically marked to indicate abstention will be cast in favor of Proposal #3. A majority of the votes cast, when a quorum is present, will be required to elect each director.

PROPOSALS OF SHAREHOLDERS
The Fund does not hold annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Fund at 3909 Rush Mendon Road, Mendon, New York 14506. To be considered for presentation at a meeting of shareholders, the rules of the Securities and Exchange Commission require that, among other things, a shareholder's proposal be received at the offices of the Fund a reasonable time before a solicitation is made. Timely submission of a proposal does not mean that such proposal will be included.


DISCRETION OF PERSONS NAMED IN THE PROXY
The Board knows of no business other than the election of Directors and ratification of the Independent Auditor that will be presented for consideration at the Special Meeting. Should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment or postponement of the Special Meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their judgment of the best interests of the Fund.


COST OF PROXY SOLICITATION. The expenses in connection with preparing this Proxy Statement and its enclosures and of all solicitations will be borne by the Fund or the Investment Adviser. These expenses will include the printing, mailing and tabulation of proxies. By voting immediately, you can help the Fund avoid the considerable solicitation expense associated with a second proxy solicitation. The cost is estimated to be $500 and, should the Adviser pay any of this cost, it will not ask the Fund for reimbursement.



SHAREHOLDER COMMUNICATIONS
Shareholders who wish to communicate with the Board or any individual Director should send such communications in writing to the attention of Betsy
K. Carosa, Secretary, Bullfinch Fund, Inc., 3909 Rush Mendon Road, Mendon, New York, 14506.



OTHER MATTERS
The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.


ADDITIONAL INFORMATION


ADMINISTRATOR AND UNDERWRITER
The Fund acts as its own Administrator. There is no Underwriter.


INVESTMENT ADVISER
Carosa, Stanton & DePaolo Asset Management, LLC is the Investment Adviser to the Fund. Its office is located at 3909 Rush Mendon Road, Mendon,
New York 14506.


LITIGATION
As of the date of this Proxy, there was no pending or threatened litigation involving the Fund in any capacity whatsoever.


PRINCIPAL HOLDERS OF SECURITIES
As of December 16, 2008, shareholders on record who own 5% or more of the outstanding shares of the Fund are as follows:

Name:            Address:          Percent Owned:
-------------------------------------------------
J. Hartney       Hamburg, NY        8.00%




Management Ownership: Officers and directors of the Fund and their ownership of the Fund, as of December 16, 2008, are as follows:

                         Unrestricted Series            Western New York Series
Name                     Shares       Percentage        Shares       Percentage

Christopher Carosa*      6,496.365**  1.62%             2,913.418**  4.16%
 (Chairman, Director)
Gordon Stanton*         12,134.595    3.02%                 0.000    0.00%
 (Director)
Thomas M. Doeblin        1,658.733    0.41%                 0.000    0.00%
 (Director)
Bryan D. Hickman             0.000    0.00%             1,022.495    1.46%
 (Director)
John P. Lamberton        6,832.645    1.70%                 0.000    0.00%
 (Director)
William E.J. Martin        803.983    0.20%                 0.000    0.00%
 (Director)
Lois J. Niland               0.000    0.00%               688.273    0.98%
 (Director)
Michael W. Reynolds        707.290    0.18%               379.186    0.54%
 (Director)
Bradford L. McAdam       5,140.735    1.28%                 0.000    0.00%
 (Vice-President)
Terrance B. Mulhern****    925.685    0.23%               508.220    0.11%
 (Vice-President)
Betsy K. Carosa**        6,496.365*** 1.62%             2,913.418*** 2.32%
 (Secretary)

* Director of the Fund who would be considered "interested persons" as defined by the Investment Company Act of 1940.

** Betsy K. Carosa is the wife of Christopher Carosa

*** Christopher and Betsy K. Carosa own 4,318.560 shares jointly in the Unre-stricted Series, 1,456.709 in each of their respective ROTH IRA's in the West-ern New York Series, and 2,177.805 in the Unrestricted Series in Betsy's IRA.

**** Terrance B. Mulhern has beneficial ownership through his wife Karin Mulhern's ownership of 925.685 in the Unrestricted Series in Karin's IRA.

                DISCLOSURE REGARDING THE BOARD OF DIRECTORS' APPROVAL
                         OF THE INVESTMENT ADVISORY CONTRACT


At the Board's Annual Meeting, the independent directors of the Board met separately to discuss the Adviser and reported the conclusions to the Board. In determining whether to renew the Management and Investment Advisory Agreements between the Fund and Carosa, Stanton & DePaolo Asset Management, LLC, (the Adviser), the Board of Directors requested, and the Adviser provided information relevant to the Board's consideration. Among the factors the Board considered were:

  1) Nature, extent and quality of service provided by the Adviser - the independent directors noted the unprecedented access they have to the adviser, the quick responsiveness to requests and the positive review following Mr. Lamberton's multi-day visits all show the high quality of service provided by the Adviser;
  2) The overall performance of the Series' relative to the performance of other funds in the Funds' peer group and its benchmark - the independent directors noted the Series' long-term performance exceeded the benchmarks and were in-line with or better than it peers (as reported by Lipper).
  3) The cost of Adviser services and the profits realized by the Adviser - the independent directors noted the Adviser is not charging and is not receiving an excessive amount of profit for, among other reasons, its continued subsidization of the Greater Western New York Series.
  4) Extent to which economies of scale would be realized as a fund group - the independent directors noted the advisery fee schedule includes breakpoints and that the Fund is not subject to sales charges or Rule 12b-1 fees.
  5) Do fee levels reflect economies of scale for the benefit of fund investors? - the independent directors noted the adviser has already agreed to cap the fees at 2% and reduce that cap to 1.5% when a Series' assets exceed $10 million. The independent directors noted there was an increase in expenses primarily due to the D&O/E&O costs and expressed a desire for increased direct marketing in order to further take advantage of economies of scale.
  6) For the above comparison of fees and services, the board relied on material provided by the adviser, and, because much of this material came from third party sources, the board did not obtain information independent of the investment adviser.

Based upon their review and consideration of these factors and other matters deemed relevant, the Board concluded that the terms of the Investment Management Agreements are fair and reasonable and the Board voted to renew the Agreements.

EXPENSE TABLE                         BEGINNING         ENDING
                      ACCOUNT VALUE   ACCOUNT VALUE     ANNUALIZED    EXPENSES
                                                                      PAID
                        1/1/08         6/30/08      EXPENSE RATIO     DURING
                                                                      PERIOD+
- ---------------------------------------------------------------------------

ACTUAL
Unrestricted Series                $ 1,000.00    $     926.93 1.6%   $ 7.64
Greater Western New York Series      1,000.00          918.21 2.0%   $ 9.51
HYPOTHETICAL++
Unrestricted Series                  1,000.00        1,025.00 1.6%   $ 8.03
Greater Western New York Series      1,000.00        1,025.00 2.0%   $10.04

+ Expenses are equal to each Series' annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days (181) in the most recent fiscal half-year, then divided by 365.

++    Assumes annual return of 5% before expenses.

All mutual funds have operating expenses. As a shareholder of the Fund, you incur operating expenses including investment advisory fees, regulatory fees and other Fund expenses. Such expenses, which are deducted from the Fund's gross income, directly reduce the investment return of the Fund. The Fund's expenses are expressed as a percentage of its average net assets. This figure is known as the expense ratio. The Expense Table is intended to help you understand the ongoing costs (in dollars) of investing in your Fund and to compare these costs with those of other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period (January 1, 2008 to June 30, 2008).

The Expense Table illustrates your Fund's costs in two ways.

o ACTUAL EXPENSES. This section helps you to estimate the actual expenses after fee waivers that you paid over the period. The "Ending Account Value" shown is derived from the Fund's actual return, and "Expenses Paid During Period" shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund.

o HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES. This section is intended to help you compare your Fund's costs with those of other mutual funds. It is based on your Fund's actual expense ratio and assumes that your Fund had an annual return of 5% before expenses during the period shown. In this case - because the return used is not your Fund's actual return - the results may not be used to estimate your actual ending account value or expenses you paid during this period. The example is useful in making comparisons between your Fund and other funds because the Securities and Exchange Commission (the "SEC") requires all mutual funds to calculate expenses based on an annual 5% return. You can assess your Fund's costs by comparing this hypothetical example with the hypothetical examples that appear in shareholder reports of other funds.



PROXY - SOLICITED BY THE BOARD OF DIRECTORS
BULLFINCH FUND INC. SPECIAL MEETING OF SHAREHOLDERS
December 29, 2008

A Special Shareholder Meeting of the Bullfinch Fund, Inc. will be held
December 29, 2008, at 10:00 AM at the office of Bullfinch Fund, Inc. located at 3909 Rush Mendon Road, Mendon, New York 14506. The undersigned hereby appoints Christopher Carosa as proxy to represent and to vote all shares of the undersigned at the Special Shareholder Meeting and all adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters specified below.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXY WILL VOTE AT HIS DISCRETION ON THE FOLLOWING MATTERS AND ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR Proposal #1.
1. Election of Directors

        ____ FOR all nominees except as marked to the contrary below.

        ____ WITHHOLD AUTHORITY to vote for all nominees.


To withhold authority to vote for nominees, strike a line through their name(s)

       Thomas M. Doeblin         John P. Lamberton     William E.J. Martin

       Bryan D. Hickman          Lois Niland           Michael W. Reynolds

       Christopher Carosa        Gordon R. Stanton

The Board of Directors recommends that you vote FOR Proposal #2.
2. Proposal to ratify the selection of Rotenberg & Company, by the Board of Directors, as the Fund's independent public accountants for all fiscal years ending June 30, 2014.


        ____ FOR         ____AGAINST         ____ABSTAIN

The Board of Directors recommends that you vote FOR Proposal #3.
2. Proposal to ratify the change of the Fund's fiscal year end from June 30 to October 31.


        ____ FOR         ____AGAINST         ____ABSTAIN


Please mark, date, sign, & return the proxy promptly in the enclosed envelope. For joint registrations, either party can sign.

Share Balance as of 12/16/08 (See Reverse)


____________________________________  ______________________________________
Shareholder Name (Please Print)       Shareholder's Signature*


____________________________________  ______________________________________
Shareholder Name (Please Print)       Shareholder's Signature*



Dated _____________________, 2008

* Please sign exactly as the name appears on reverse. When shares are held in joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their title.